1 SEPARATION AGREEMENT AND GENERAL RELEASE In consideration of the mutual covenants and promises set forth in this Separation Agreement and General Release (this “Agreement”), Timothy A. Bulow (“Employee”) and Mission Produce, Inc. (“Company”) (together, the “Parties”) acknowledge and agree to be bound to the following terms: 1. Separation Date. Employee’s separation from employment with the Company is September 30, 2023 (the “Separation Date”). As of the Separation Date, Employee shall terminate from all employment, including any officer positions, with the Company and its subsidiaries. 2. Separation Payments. (a) Separation Payments: Provided (i) Employee executes this Agreement within the 21-day consideration period and does not exercise his right of revocation, as contemplated by Paragraph 6, below, and (ii) Employee executes the Affirmation set forth as Exhibit A hereto (the “Affirmation”) on or after (but not before) the Separation Date (and within the 21-day consideration period) and does not exercise his right of revocation, as contemplated by Paragraph 6, below, the Company shall make the following payments to Employee or on Employee’s behalf (the “Separation Payments”): i. The Company shall pay to Employee a gross amount equal to $475,020.00 less all applicable taxes and other withholdings, and payable within fourteen (14) calendar days of the Effective Date of this Agreement pursuant to Paragraph 22 below; ii. As long as Employee properly and timely elects to continue health benefits coverage under the Company’s group health insurance plan(s) in accordance with the continuation requirements of COBRA, the Company shall pay for such coverage (including coverage for Employee’s eligible dependents) directly to the insurer (or its agent) of Company’s choice beginning the first day of the month following the Separation Date and for twelve months thereafter (“COBRA Term”). In the event Employee obtains alternative health coverage during the COBRA Term, the COBRA payments referred to herein shall cease. It is Employee’s obligation to notify Employer immediately of such coverage. In no event shall Employee receive cash or payment for any COBRA payments; and iii. The Company shall accelerate the vesting of Employee’s unvested and outstanding restricted stock units that would have become vested on January 6, 2024 if Employee’s employment had continued through such date, pro- rated for the length of time served from the grant date of January 6, 2023 through the Separation Date. All other restricted stock units that are unvested and outstanding shall be forfeited upon the Separation Date in accordance with applicable award agreements, and Employee shall have no further right to or interest in any such awards or equity grants. The treatment of all other outstanding equity awards, including performance share units, previously

2 granted to Employee shall be subject to the terms of the applicable award agreements. (b) No Warranties or Representations: Employee and the Company acknowledge and agree that nothing contained in this Agreement shall be construed as a representation, warranty, or statement, whether direct or implied, by Company regarding Employee’s present entitlement, if any, to any post-employment benefits, including but not limited to pension, disability, or unemployment insurance benefits, from any entity, organization, or provider, or from any federal, state, or local agency. Employee acknowledges and agrees that neither the Company, nor any employee or agent thereof, has proffered to Employee, whether in writing or otherwise, any such representations, warranties, or statements not expressly set forth in this Agreement, and that Employee has not relied upon any such representations, warranties, or statements in entering into and performing under this Agreement. 3. Consideration. Employee acknowledges and confirms: (i) the sufficiency of the good and valuable bargained for consideration set forth herein for this Agreement generally and specifically for the release of Employee’s claims as defined in Paragraphs 5 and 6 below and throughout this Agreement; (ii) that the Company is not, in the absence of Employee’s execution and non-revocation of this Agreement, otherwise required to provide Employee with the Separation Payments or any other payments or benefits; (iii) that the Separation Payments are being given to Employee in return for Employee’s agreement to fulfill the promises and to provide the waivers and releases that are stated in this Agreement; (iv) that the Separation Payments are in excess of any payment, benefit, or other thing of value to which Employee might otherwise be entitled from the Company; and (v) that Employee accepts the consideration set forth in this Agreement as adequate and as the full, final, and complete settlement and discharge of all possible claims that Employee has or might have as more fully described in Paragraphs 5 and 6 below in this Agreement. 4. No Other Payments, Benefits, or Claims. Except for the Separation Payments and other consideration expressly described herein, Employee’s right to any compensation or benefits from the Company will cease on the Separation Date, and no other payment or benefits shall be made or provided to Employee by the Company, other than any vested benefits to which Employee is entitled under the Company’s qualified and nonqualified retirement and deferred compensation plans. Except as provided in, and subject to, the “Retention of Rights Regarding Government Agencies” clause of this Agreement, Employee acknowledges that Employee has no entitlement, nor any right, to make any claim for any additional payments, benefits, bonuses, stock or stock options, commissions, or compensation of any kind or nature whatsoever from the Company. The Company acknowledges that, per the terms of Employee’s offer letter dated April 26, 2022, Employee is not required to repay the cash signing bonus in the amount of $350,000. 5. Release of any Existing but Currently Unknown Claims. Employee acknowledges and agrees that Employee has no pending lawsuit, administrative charge or complaint against the Company (or its subsidiaries, affiliates or related entities), in any court or with any governmental agency. Subject to Paragraph 7, Employee, on behalf of himself and on behalf of his heirs, estate, spouse and child or children, attorneys, representatives, heirs, executors, administrators, successors, assigns and agents, hereby irrevocably and unconditionally releases and forever discharges, with prejudice, the Company and its past and present affiliates, direct and indirect parents, direct and indirect subsidiaries, related companies, investors and investment partners, and the directors, officers, board members, employees, shareholders, agents, benefit and equity plans (including the

3 trustees, administrators, fiduciaries and parties-in-interest of each plan) as well as predecessors, successors and assigns of each of the foregoing entities or persons, and all persons acting by, through, under, or in concert with any of them (collectively, the “Company Releasees”), from any and all actions, complaints, rights, claims, charges, causes of action, demands, liabilities, attorneys’ fees, costs, and damages, known or unknown, asserted or unasserted, suspected or not, fixed or contingent, and in law or in equity, which Employee now has, or may ever have had, concerning, relating to, predicated upon, or arising out of, directly or indirectly, any conduct, events, acts or omissions occurring up to and including, or that have accrued as of, the date that Employee signs this Agreement or, if later, the date on which Employee signs the Affirmation (and any obligations or causes of action arising from or predicated upon such claims), including but not limited to: (a) any and all claims arising under common law, including but not limited to wrongful or retaliatory discharge, breach of express or implied contract, promissory estoppel, covenant of good faith and fair dealing, or based upon a violation of public policy; (b) any and all claims sounding in tort, including but not limited to fraud, battery, assault, conversion, libel, slander, defamation, or negligent or intentional infliction of emotional distress; (c) any and all claims arising under statutes which include but are not limited to (each as amended) the Civil Rights Acts of 1866 and 1867, Title VII of the Civil Rights Act of 1964 (“Title VII”), the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Americans with Disabilities Act (“ADA”), the National Labor Relations Act (“NLRA”), the Worker Adjustment and Retraining Notification Act (“WARN”) and all similar state laws, the Occupational Safety and Health Act (“OSHA”), the Genetic Information Nondiscrimination Act, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Credit Reporting Act (“FCRA”) and all similar state laws, the Family and Medical Leave Act (“FMLA”) and all similar state laws, the Equal Pay Act of 1963, as amended, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, Section 1981 of the Civil Rights Act of 1866, the California Constitution, California’s Unfair Competition Law, the California Fair Employment and Housing Act, as amended, the California Family Rights Act of 1991, applicable provisions of California’s Labor Code and the California Industrial Welfare Commission Wage Orders, the California Confidentiality of Medical Information Act, or any other applicable federal, state, municipal, local or foreign laws and ordinances concerning workplace rights or obligations or payment of wages; (d) any and all claims for or relating to any form of employment discrimination, harassment, retaliation, improper wage payment or deductions, or any other unlawful employment practice under federal, state, municipal, local, or foreign law; (e) any and all claims arising under any federal, state, municipal, local, or foreign law, rule, regulation or judicial or administrative decision that in any way prohibits employment discrimination, harassment, retaliation, improper wage payment or deductions, or any other unlawful employment practice, or that is in any way related to employment and/or the separation therefrom;

4 (f) any and all claims arising under any other federal, state, municipal, local, or foreign law, rule, or regulation, including but not limited to the United States and California Constitutions, civil rights laws, wage-hour, wage-payment, pension, or labor laws, rules, and regulations, ordinances, public policy, contract or tort laws, or any other action; and (g) any and all claims for attorneys’ fees, costs and expenses. Employee acknowledges that Employee is not a “prevailing party” as defined by any federal, state or local law, rule, or judicial or administrative decision. With respect to any claim that could be brought by Employee (collectively, “Claims”), Employee expressly waives the provisions of California Civil Code section 1542, which provides as follows: A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party. In that connection, Employee realizes and acknowledges that one or more of the Claims may include losses sustained by Employee that are presently unknown or unsuspected, and that such losses as were sustained may give rise to additional losses and expenses in the future which are not now anticipated. Nevertheless, Employee acknowledges that the releases herein have been negotiated and agreed upon and that in consideration for the rights and benefits under this Agreement, Employee intends and hereby releases, acquits, and forever discharges the Company and the Company Releasees from any and all Claims, including those that are unknown, unsuspected, or unforeseen or that are presently unknown and unanticipated. Employee expressly acknowledges that this Agreement is also intended to include in its effect, without limitation, any and all Claims which Employee does not know of or suspect may exist in Employee’s favor at the time of execution of this Agreement, and that this Agreement will also extinguish any such Claims. Employee further expressly waives any rights under the provisions of any laws, rules, regulations, judicial or administrative decisions providing in substance that releases shall not extend to claims which are unknown or unsuspected, at the time of execution, to the person executing such waiver or release. Employee also acknowledges and affirms that Employee has been fully paid all wages and other compensation or incentives owed to Employee by the Company, including all overtime wages, incentive compensation, expense reimbursement payments, separation compensation, severance compensation, bonuses and commissions, and Employee also acknowledges and affirms that, as of the date of Employee’s execution of this Agreement, Employee has been afforded all required periods of family, medical, and other leave, as well as any right to reinstatement upon the conclusion of any leave taken. Employee represents and warrants that Employee has not, either individually or on a collective basis, commenced, maintained, prosecuted, or participated in any action of any kind against any of the Company Releasees before any court, arbitration panel, administrative or investigative body or agency. Further, to the extent that Employee has, and subject to Paragraph 7 of this Agreement, Employee agrees that Employee shall withdraw or dismiss and shall undertake all measures necessary to effectuate the withdrawal or dismissal of, any such action, with prejudice,

5 within five (5) business days following the Effective Date. In the event that Employee is unable to unilaterally withdraw or dismiss any such action, Employee represents and warrants that Employee shall request, to the fullest possible extent, the withdrawal or dismissal with prejudice of such action. Subject to Paragraph 7 of this Agreement, in the event that any action is commenced by Employee or on Employee’s behalf, Employee hereby waives any right to any individual compensation, recovery, monetary relief, damages, settlement, or other relief. Notwithstanding the foregoing, by entering into this Agreement, Employee is not releasing claims that may not be waived or released as a matter of law, including any claims for enforcement of this Agreement, claims that arise after the date that Employee signs the Agreement, or, if later, the date on which Employee signs the Affirmation, or any rights or claims Employee may have to receive workers’ compensation or unemployment insurance benefits. 6. Notice Regarding Waiver of Rights. If Employee signs this Agreement, Employee will forever give up all rights and claims arising out of Employee’s employment with the Company, including the waiver and release of all discrimination claims, up to the date that he signs the Agreement. The Federal Age Discrimination in Employment Act requires that employers give certain notices to employees (including ex-employees) who may have age discrimination claims. Pursuant to the Federal Age Discrimination in Employment Act, the Company hereby notifies Employee of the following employee rights: (a) The Company may not require Employee to waive or release any right or claim under the Age Discrimination in Employment Act unless Employee’s waiver and release is knowing and voluntary, and Employee has read and fully understands all of the terms of the release. (b) Employee’s waiver and release must be written in a manner calculated to be understood by Employee. Employee shall seek clarification from the Company if there is any portion of this waiver that Employee does not understand. (c) Employee’s waiver or release is a release of Employee’s rights or claims arising under the Age Discrimination in Employment Act. (d) Employee is not waiving or releasing any of Employee’s rights or claims that arise after the date Employee signs this Agreement, or if later, the Affirmation. (e) Employee is only waiving or releasing rights or claims in exchange for consideration that is in addition to anything of value to which Employee is already entitled. (f) Employee has the right to, and is advised to, consult with an attorney before signing this Agreement and the Affirmation. (g) Employee has a period of twenty-one (21) days in which to consider whether to sign this Agreement and the Affirmation (the “Consideration Period”). Employee may use as much of the Consideration Period as Employee wishes before signing this Agreement and the Affirmation, and Employee agrees that if Employee signs

6 this Agreement and/or the Affirmation before the 21-day period has expired, Employee acknowledges that Employee had sufficient time to consider this Agreement with legal counsel and that Employee expressly, voluntarily and knowingly waives any additional time. Employee also understands and agrees that any material or immaterial changes to the Agreement will not restart the running of the Consideration Period. In the event that Employee does not sign and return this Agreement and the Affirmation to the Company prior to expiration of the Consideration Period, this Agreement will automatically expire and be rendered null, void, and unenforceable, and Employee will not be entitled to receive the Separation Payments. (h) Employee has seven (7) days after Employee signs this Agreement to revoke the Agreement and has seven (7) days after Employee signs the Affirmation to revoke the Affirmation. This Agreement, and the Affirmation, as applicable, will not become effective or enforceable until the seven-day revocation period expires unexercised. Any revocation shall be made solely by delivering a written notice of revocation to: Anita Lemos Vice President, Human Resources Mission Produce, Inc. 2710 Camino Del Sol Oxnard, CA 93030 If delivered by mail, the revocation must be (1) postmarked within the 7-day period; (2) properly addressed as set forth above; and (3) sent by certified mail return receipt requested. Employee agrees to keep written documentation proving that Employee revoked this Agreement as provided in this paragraph, either by keeping the documents attesting to the delivery of the revocation, or verification that the fax was, in fact, received. If Employee revokes the Agreement as permitted herein, Employee will not receive the Separation Payments. 7. Retention of Rights Regarding Government Agencies. Notwithstanding the foregoing or any other provisions here or in any other agreement with the Company, nothing in this Agreement is intended to, or shall, limit or interfere, in any way, with Employee’s right or ability, under federal, state, or local law, to file or initiate a charge, claim, or complaint of discrimination, or any other unlawful employment practice, that cannot legally be waived, or to communicate with any federal, state, or local government agency charged with the enforcement and/or investigation of claims of unlawful employment practices, including but not limited to the National Labor Relations Board, the U.S. Equal Employment Opportunity Commission and any state or city fair employment practices agency. Further, nothing in this Agreement is intended to, or shall, limit or interfere, in any way, with Employee’s right or ability to participate in or cooperate with any investigation or proceeding conducted by any such agency. Further, nothing in this Agreement shall be construed as, or shall interfere with, abridge, limit, restrain, or restrict Employee’s right to engage in any activity or conduct protected by Section 7 or any other provision of the National Labor Relations Act, or to report possible violations of federal, state, or local law or regulation to any government agency or entity, including but not limited, to the extent applicable, to the U.S. Department of Labor,

7 the Department of Justice, the Securities and Exchange Commission, the Congress, and/or any agency Inspector General, or make other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation, nor will this Agreement prohibit Employee from collecting any award from the SEC or from a government-administered whistleblower award program. Additionally, nothing in this Agreement prevents Employee from discussing or disclosing employee wages, benefits or terms and conditions of employment or information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Employee and the Company acknowledge and agree that Employee’s right and ability to engage and participate in the activities described in this paragraph shall not be limited or abridged, in any way, by any term, condition, or provision of, or obligation imposed by, this Agreement, including but not limited to the confidentiality and non-disparagement clauses. Notwithstanding the foregoing, Employee understands that the waivers and releases in this Agreement shall be construed and enforced to the maximum extent permitted by law. While this Agreement does not limit Employee’s right to receive an award for information provided to the SEC or to receive a monetary award from a government-administered whistleblower award program, Employee understands and agrees that, to maximum extent permitted by law, Employee is otherwise waiving any and all rights Employee may have to individual relief based on any claims that Employee has released and any rights Employee has waived by signing this Agreement and the Affirmation. 8. Legal Representation. Employee acknowledges and represents that Employee has been advised to, and had a full and fair opportunity to, receive the advice of independent legal counsel prior to Employee’s execution of this Agreement, and an ample opportunity to receive an explanation from such legal counsel of the legal nature and effect of this Agreement, that Employee has fully exercised that opportunity to the extent Employee desired, and that Employee fully understands the terms and provisions of this Agreement as well as its nature and effect. Employee further acknowledges and represents that Employee is entering into this Agreement completely freely and voluntarily. 9. No Admission of Liability. Nothing contained in this Agreement or the Affirmation, nor the fact that the Company has signed this Agreement, shall be considered an admission of any liability or wrongdoing whatsoever by the Company or any other Company Releasee. 10. Confidentiality; Return of Property. This Agreement does not supplant, modify, supersede or extinguish any obligations Employee may have under statutory or common law, or under the Confidential Information Agreement executed by the Employee on July 12, 2022, not to use or disclose the Company’s confidential and proprietary information which Employee acknowledges and agrees survives the separation of Employee’s employment (collectively, the “Post-Termination Obligations”). The Company’s competitive success depends on the proper safeguarding of its trade secrets and confidential information. Certain such information of the Company pertains to the privacy interests of individuals and must be safeguarded for that reason as well. Employee promises to continue to preserve the confidentiality of the Company’s trade secrets and commercially useful confidential information learned through Employee’s employment and to use this information only as necessary and appropriate for the Company’s legitimate business purposes. The Company promises to safeguard against disclosure without the consent of affected persons all information touching on the privacy interests of the Company’s employees and tenants.

8 The Company’s trade secrets and commercially useful confidential information include without limitation the Company’s non-public financial information and the contents of the Company’s business plans. Employee agrees to immediately return to the Company all Company documents (and all copies thereof) and all Company property and equipment that Employee has in Employee’s possession or control, including but not limited to any materials of any kind that contain or embody any proprietary or confidential information of the Company in whatever form (including information in electronic form and all reproductions thereof in whole or in part). Employee further agrees that Employee will not copy, delete, or alter in any way any Company information or material contained upon any Company issued computer or Company equipment. In addition, if Employee has used any personally owned computer, server, e-mail system or cloud system (e.g., Box, Dropbox, GoogleDrive), memory stick, flash memory card, or portable electronic device (e.g., iPhone, iPad, Android) (collectively, “Personal Systems”) to receive, store, prepare or transmit any Company confidential or proprietary data, materials or information, then Employee must immediately provide the Company with a computer-useable forensic copy of all such information and then permanently delete and expunge all such Company confidential or proprietary information from such Personal Systems without retaining any copy or reproduction in any form. Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, in the event that Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee: (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order. Employee agrees and acknowledges that the Post-Termination Obligations are incorporated into this Agreement as if fully set forth herein, that these Post-Termination Obligations survive the execution of this Agreement notwithstanding any other provision hereof, and that the consideration provided to Employee in this Agreement constitutes additional consideration for these Post- Termination Obligations. Further Employee agrees and acknowledges that the Post-Termination Obligations are in addition to, and not in place of, those set forth in this Agreement. 11. Non-Disparagement. Subject to Paragraph 7, Employee agrees that Employee will not make any false, negative, or disparaging comments about, and will refrain from directly or indirectly making any comments or engaging in publicity or any other action or activity which reflects adversely upon, the Company, and of its affiliates or any of their directors, officers or employees. This Non-Disparagement provision is not intend to restrict Employee’s rights under the National Labor Relations Act and applies to the maximum extent permitted by law and covers comments made verbally, in writing, electronically, or by any other means, including but not limited to blogs, postings, message boards, texts, video, or audio files, and all other forms of communication. 12. References. In response to any and all employment verification/reference requests, Employee shall direct prospective employers to contact Human Resources. Human Resources may

9 contract with a third-party provider to respond to verification/reference requests. The only information that will be provided to prospective employers by Human Resources or a third-party provider is the dates of employment, positions held and, if authorized in writing by Employee, Employee’s last rate of pay. 13. Entire Agreement; Modification. Employee and the Company understand, covenant, and agree that: (i) this Agreement constitutes the full, complete, and exclusive agreement between Employee and the Company relating to Employee’s employment, separation from employment or any matters covered by this Agreement; (ii) with the exception of those Agreements or obligations referenced in Paragraph 10, there are no other agreements, understandings, covenants, promises, grants, awards or arrangements between Employee and the Company or any other Company Releasee relating to Employee’s employment, separation from employment or the matters covered by this Agreement; (iii) this Agreement supersedes, cancels and terminates any and all other agreements, understandings, grants, awards, covenants, promises, and arrangements, whether oral or in writing, or express or implied, between Employee and the Company, its employees, agents, representatives or any Company Releasee and in entering into and performing under this Agreement, no party has relied upon any promises or statements except as explicitly set forth herein. The Parties acknowledge and agree that no modification of this Agreement shall be valid or binding except through a writing personally executed by Employee and the Company’s Vice President, Human Resources, which writing must reference and attach a copy of this Agreement to be effective. Neither e-mail correspondence, text messages, nor any other electronic communications shall constitute a writing for the purposes of this provision of the Agreement. 14. Construction. The Parties acknowledge and agree that this Agreement is the product of negotiations between Employee and the Company, that Employee is an experienced professional, that Employee had ample opportunity to obtain legal counsel, and that the language of this Agreement shall not be presumptively construed either in favor of or against any of the Parties. 15. Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistently with such intent. The payments to Employee pursuant to this Agreement are also intended to be exempt from Section 409A of the Code to the maximum extent possible, under either the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii) or as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and for this purpose each payment shall constitute a “separately identified” amount within the meaning of Treasury Regulation §1.409A-2(b)(2). In the event the terms of this Agreement would subject Employee to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and Employee shall cooperate diligently to amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Agreement. To the extent any amounts under this Agreement are payable by reference to the Employee’s “termination of employment,” such term shall be deemed to refer to Employee’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Agreement, if Employee is a “specified employee,” as defined in Section 409A of the Code, as of the date of Employee’s separation from service, then to the extent any amount payable to Employee (i) constitutes the payment of nonqualified deferred compensation,

10 within the meaning of Section 409A of the Code, (ii) is payable upon Employee’s separation from service and (iii) under the terms of this Agreement would be payable prior to the six-month anniversary of Employee’s separation from service, such payment shall be delayed until the earlier to occur of (a) the first business day following the six-month anniversary of the separation from service and (b) the date of Employee’s death. Any reimbursement payable to Employee pursuant to this Agreement or otherwise shall be conditioned on the submission by Employee of all expense reports reasonably required by the Company under any applicable expense reimbursement policy, and shall be paid to Employee within 30 days following receipt of such expense reports, but in no event later than the last day of the calendar year following the calendar year in which Employee incurred the reimbursable expense. Any amount of expenses eligible for reimbursement, or in- kind benefit provided, during a calendar year shall not affect the amount of expenses eligible for reimbursement, or in-kind benefit to be provided, during any other calendar year. The right to any reimbursement or in-kind benefit pursuant to this Agreement or otherwise shall not be subject to liquidation or exchange for any other benefit. 16. Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar. No waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party charged with the waiver. 17. Severability. Should any provision of this Agreement be declared illegal or unenforceable by any court, arbitrator, administrative agency, or other entity, the Parties agree that said court, arbitrator, administrative agency, or other entity shall possess full discretion to interpret or modify all such provisions to the minimum extent necessary to be declared enforceable. If such interpretation or modification is not possible, such provision shall immediately become null and void, leaving the remainder of the Agreement in full force and effect. However, in the event a court, arbitrator, administrative agency, or other entity finds the Release set forth above to be illegal, void, or unenforceable, Employee agrees, at the Company’s option, to execute a release, waiver, and/or covenant that is legal and enforceable to effectuate the terms of this Agreement. 18. Successors and Assigns. This Agreement shall not be assignable by Employee, but shall be binding upon Employee and upon Employee’s heirs, administrators, representatives, executors, and successors. This Agreement shall be freely assignable by the Company without restriction and shall be deemed automatically assigned by the Company with Employee’s consent in the event of any sale, merger, share exchange, consolidation, or other business reorganization. This Agreement shall inure to the benefit of the Company, the Company Releasees, and their successors and assigns. 19. Governing Law. This Agreement shall in all respects be interpreted, enforced, and governed by and in accordance with the internal substantive laws (and not the choice of law rules) of the State of California. 20. Further Action. Each party agrees to execute all such further and additional documents and instruments, as shall be necessary or expedient to carry out the provisions of this Agreement, and shall promptly and in good faith undertake all reasonable acts to effectuate the provisions of this Agreement.

11 21. Section and Paragraph Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. 22. Effective Date. This Agreement will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth calendar day after the date that Employee signs this Agreement, provided that Employee does not revoke Employee’s acceptance (the “Effective Date”). 23. Voluntary Agreement. Employee acknowledges that Employee is entering into this Agreement voluntarily, that Employee has read and understand the provisions of this Agreement, and that Employee is of sound mind and fully competent to enter into this Agreement. Employee further acknowledges and understands that, except as provided for in, and subject to, the “Retention of Rights Regarding Government Agencies” clause of this Agreement, this Agreement contains a full and final release of all of Employee’s claims against the Company and the Company Releasees, as described above. Employee has the right to consult with an attorney and the Company hereby advises Employee, again, to consult with an attorney of Employee’s choice before signing this Agreement. 24. Counterparts. This Agreement may be executed in one or more counterparts or multiple originals, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument or document. [Signature Page Follows]

12 Dated: 9/21/23 /s/ Timothy A. Bulow Timothy A. Bulow MISSION PRODUCE, INC. Dated: 9/21/23 By: /s/ Anita Lemos Anita Lemos Its: Vice President, Human Resources

13 EXHIBIT A AFFIRMATION By signing below, Timothy A. Bulow (“Employee”) affirms the general release (the “General Release”) appearing in the Separation Agreement and General Release dated _______________, 2023 by and between Employee and Mission Produce, Inc. (“Company”) (the “Separation Agreement”). Employee hereby releases and waives any and all claims described in the General Release that exist or may exist on or prior to the date Employee signs this Affirmation (subject in each case to any and all provisos and exclusions set forth in the General Release). Employee understands that he may not sign this Affirmation until on or after the Termination Date, but must sign the Affirmation within the Consideration Period, as defined in the Separation Agreement. Employee (i) acknowledges that he has been given a period of at least 21 days to consider whether to agree to the terms contained in this Affirmation, (ii) acknowledges that he hereby is and has been advised in writing to consult with an attorney prior to executing this Affirmation, (iii) acknowledges that he understands that this Affirmation specifically releases and waives all rights and claims he may have, including those arising under the Age Discrimination in Employment Act, on or prior to the date on which he signs this Affirmation, and for valuable consideration to which he otherwise would not be entitled, and (iv) knowingly and voluntarily agrees to all of the terms of this Affirmation and intends to be legally bound thereby. Furthermore, Employee acknowledges that the Separation Payments provided for in Section 2 of the Separation Agreement will be delayed until this Affirmation becomes effective, enforceable and irrevocable. This Affirmation and the Separation Agreement will become effective, enforceable and irrevocable on the eighth day after the date on which this Affirmation is executed by Employee (the “Affirmation Effective Date”), provided that Employee does not revoke it as specified in the next sentence. During the seven-day period following the date on which Employee executes this Affirmation, he may revoke his agreement to accept the terms of this Affirmation by indicating his revocation in writing to Anita Lemos, Vice-President, Human Resources, in accordance with Section 6(h) of the Separation Agreement. If Employee does not sign or exercises his right to revoke this Affirmation, he shall not be eligible to receive and shall forfeit his right to receive any of the Separation Payments provided in the Separation Agreement. Terms not defined in this Affirmation shall have the same meaning as defined in the Separation Agreement. Signed: ________________________________ Date: ______________ Employee